Exhibit 10.10

GRACE THERAPEUTICS INC.

AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS

THIS AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS (this “Amendment”) is made as of [            , 2018] by and among Grace Therapeutics Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreements (as defined below).

RECITALS

WHEREAS, the Company has issued and sold, and the Purchasers purchased, the Notes, convertible into equity securities of the Company, as a series of convertible promissory notes, issuable pursuant to a series of note purchase agreements on substantially similar terms (collectively, the “Original Agreements”);

WHEREAS, pursuant to Section 1(b)(iii) of the Original Agreements, the Company intended to sell the Notes within ninety (90) days of the Initial Closing Date, and, with the Initial Closing Date being June 11, 2018, such 90-day period has concluded;

WHEREAS, pursuant to Section 7(f) of the Original Agreements, the Original Agreements may be amended by the written consent of the Company and the holders of at least sixty six percent (66%) of the then-outstanding principal and interest of the Notes; and

WHEREAS, the Company and the undersigned Purchasers who hold at least sixty six percent (66%) of the presently outstanding principal and interest of the Notes desire to amend the Original Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Extension of Final Closing Date. The first sentence of Section 1(b)(iii) of the Original Agreements is hereby amended in its entirety as follows:

(iii)    After the Initial Closing, but on or before October 1, 2018, the Company may conduct one or more additional closings (each, an “Additional Closing”), if any, to be held at such time and place as the Company and the Purchasers participating in each such Additional Closing mutually agree upon, orally or in writing (each, an “Additional Closing Date”).

2.    Continuance of Original Agreements. The provisions of the Original Agreements, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Original Agreements, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of the Company and each Purchaser, and their respective successors and permitted assigns.

3.    Governing Law. This Amendment shall be governed by the internal law of the State of Delaware.

4.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

GRACE THERAPEUTICS INC.

By:
Name:
Title:

PURCHASERS:

See attached signature pages.

SIGNATURE PAGE TO AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS